Exhibit 10(b)

                                                             [EXECUTION VERSION]


--------------------------------------------------------------------------------



                                    TXU CORP.

                                   AS BORROWER
                   ------------------------------------------

                                 $2,300,000,000
                                CREDIT AGREEMENT


                          Dated as of November 4, 2004

                   ------------------------------------------


                          CITICORP NORTH AMERICA, INC.,
                             AS ADMINISTRATIVE AGENT


--------------------------------------------------------------------------------

                         CITIGROUP GLOBAL MARKETS INC.,
                        Sole Lead Arranger and Bookrunner

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                         WACHOVIA CAPITAL MARKETS, LLC,
                              Co-Syndication Agents

                                TABLE OF CONTENTS


                                                                            PAGE

                                    Article I
                            DEFINITIONS; CONSTRUCTION

SECTION 1.01.   Defined Terms................................................. 1
SECTION 1.02.   Terms Generally...............................................16

                                   Article II
                                   THE CREDITS

SECTION 2.01.   Commitments...................................................17
SECTION 2.02.   Loans.........................................................17
SECTION 2.03.   Borrowing Procedure...........................................18
SECTION 2.04.   Fees..........................................................19
SECTION 2.05.   Repayment of Loans; Evidence of Indebtedness..................19
SECTION 2.06.   Interest on Loans.............................................20
SECTION 2.07.   Alternate Rate of Interest....................................20
SECTION 2.08.   Termination and Reduction of Commitments......................21
SECTION 2.09.   Prepayment....................................................21
SECTION 2.10.   Reserve Requirements; Change in Circumstances.................22
SECTION 2.11.   Change in Legality............................................24
SECTION 2.12.   Pro Rata Treatment............................................24
SECTION 2.13.   Sharing of Setoffs............................................25
SECTION 2.14.   Payments......................................................25
SECTION 2.15.   Taxes.........................................................26
SECTION 2.16.   Assignment of Commitments Under Certain Circumstances.........28

                                   Article III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers..........................................29
SECTION 3.02.   Authorization.................................................29
SECTION 3.03.   Enforceability................................................29
SECTION 3.04.   Governmental Approvals........................................29
SECTION 3.05.   Financial Statements..........................................29
SECTION 3.06.   Litigation....................................................30
SECTION 3.07.   Federal Reserve Regulations...................................30
SECTION 3.08.   Investment Company Act; Public Utility Holding Company Act....30
SECTION 3.09.   No Material Misstatements.....................................31
SECTION 3.10.   Taxes.........................................................31
SECTION 3.11.   Employee Benefit Plans........................................31
SECTION 3.12.   Significant Subsidiaries......................................31
SECTION 3.13.   Environmental Matters.........................................32
SECTION 3.14.   Solvency......................................................32

                                   Article IV
                                   CONDITIONS

SECTION 4.01.   Initial Loans.................................................32
SECTION 4.02.   Conditions for All Loans......................................33

                                    Article V
                                    COVENANTS

SECTION 5.01.   Existence.....................................................34
SECTION 5.02.   Compliance With Laws; Business and Properties.................34
SECTION 5.03.   Financial Statements, Reports, Etc............................35
SECTION 5.04.   Insurance.....................................................36
SECTION 5.05.   Taxes, Etc....................................................36
SECTION 5.06.   Maintaining Records; Access to Properties and Inspections.....37
SECTION 5.07.   ERISA.........................................................37
SECTION 5.08.   Use of Proceeds...............................................37
SECTION 5.09.   Consolidations, Mergers, Sales and Acquisitions of Assets
                and Investments in Subsidiaries ..............................37
SECTION 5.10.   Limitations on Liens..........................................38
SECTION 5.11.   Interest Coverage Ratio.......................................40
SECTION 5.12.   Debt to Earnings Ratio........................................40
SECTION 5.13.   Restrictive Agreements........................................40

                                   Article VI
                                EVENTS OF DEFAULT


                                   Article VII
                                    THE AGENT


                                  Article VIII
                                  MISCELLANEOUS

SECTION 8.01.   Notices.......................................................45
SECTION 8.02.   Survival of Agreement.........................................46
SECTION 8.03.   Binding Effect................................................46
SECTION 8.04.   Successors and Assigns........................................46
SECTION 8.05.   Expenses; Indemnity...........................................49
SECTION 8.06.   Right of Setoff...............................................50
SECTION 8.07.   Applicable Law................................................51
SECTION 8.08.   Waivers; Amendment............................................51
SECTION 8.09.   Entire Agreement..............................................51
SECTION 8.10.   Severability..................................................52
SECTION 8.11.   Counterparts..................................................52
SECTION 8.12.   Headings......................................................52
SECTION 8.13.   Interest Rate Limitation......................................52
SECTION 8.14.   Jurisdiction; Venue...........................................52
SECTION 8.15.   Confidentiality...............................................53

EXHIBITS AND SCHEDULES

Exhibit A               -        Form of Borrowing Request
Exhibit B               -        Form of Assignment and Assumption
Exhibit C               -        Form of Administrative Questionnaire

Schedule 1.01(A)        -        Required Prepayments
Schedule 1.01(B)        -        Relevant Agreements
Schedule 2.01           -        Commitments
Schedule 5.13           -        Restrictive Agreements

                  CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 4, 2004, among TXU Corp., a Texas corporation (the "BORROWER"), the lenders listed in Schedule 2.01 (together with their successors and assigns, the "LENDERS"), and Citicorp North America, Inc., a Delaware corporation (together with its successors, "CNAI"), as administrative agent for the Lenders (in such capacity, the "AGENT").

     The Borrower has requested the Lenders to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein, the Lenders have so agreed on the terms and conditions set forth herein, and CNAI has agreed to act as administrative agent for the Lenders, on such terms and conditions;

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

     SECTION 1.01. DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.03,
     2.07 or 2.11(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of any outstanding class of Voting Shares of the Borrower (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder).

          "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in
     Section 2.04(b).

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in the form of Exhibit C.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          "AGENT" shall have the meaning given such term in the preamble hereto.

          "AGREEMENT" shall have the meaning given such term in the preamble hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (ii) the Prime Rate in effect on such day. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average, as determined by CNAI, of the quotations for the day of such transactions received by CNAI from three Federal funds brokers of recognized standing selected by it. If for any reason CNAI shall have determined (which determination shall be conclusive absent manifest error; provided that CNAI shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of CNAI to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE MARGIN" shall mean, for any Type of Loan, the percentage per annum set forth below corresponding to such Type of Loan in the column under the Applicable Rating Level at the time of determination. At any time an Event of Default has occurred and is continuing, the Applicable Margins set forth below shall be increased for each Applicable Rating Level by 2.00%.

          =============================================================
          Applicable
          Rating                  Level 1      Level 2     Level 3
          Level
          -------------------------------------------------------------
          Percentage Per Annum
          -------------------------------------------------------------
          Eurodollar Loans         1.075%       1.300%       2.00%
          -------------------------------------------------------------
              ABR Loans            0.075%       0.300%      1.000%
          =============================================================


          "APPLICABLE RATING LEVEL" shall mean the level set forth below in the row next to the then applicable ratings (whether express or implied) assigned by S&P and Moody's to the senior unsecured non-credit-enhanced long term debt of the Borrower (the "DEBT RATINGS"). Any change in the Applicable Rating Level shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating.

     ====================================================================
        S&P Debt Rating                      Applicable Rating Level
        ---------------                      -----------------------
        Moody's Debt Rating
        -------------------
     --------------------------------------------------------------------
        BBB- or better and                              1
        Baa3 or better
     --------------------------------------------------------------------
        Level 1 does not apply and                      2
        BBB- or better and
        Ba1 or better
     --------------------------------------------------------------------
        Below BBB- (or unrated) or                               3
        Below Ba1 (or unrated)
     ====================================================================


          "ASSET SALE PROCEEDS" shall mean, with respect to any sale, lease, transfer or other disposition of any assets or other property of the Borrower or any of its Subsidiaries, other than any individual sale, lease transfer or other disposition made in the ordinary course of business in an amount of $10,000,000 or less, the aggregate amount of cash proceeds received from time to time by or on behalf of the Borrower or any of its Subsidiaries in connection therewith, after deducting therefrom (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, advisory and arrangement fees and other similar fees and commissions and other transaction costs, (ii) the amount of any Indebtedness (other than under this Agreement) of the Borrower or any of its Subsidiaries that is required to be repaid upon such sale, lease, transfer or other disposition pursuant to the terms of any bank or credit facility or other debt obligation or other instrument or agreement, to the extent that such prepayment or repayment is (A) of Indebtedness incurred to acquire the asset or property so sold, leased, transferred or disposed of or (B) required by the terms of any agreement to which the Borrower or such Subsidiary is a party on the date hereof (and which is described on Schedule 1.01(A)) and (iii) the amount of taxes payable in connection with or as a result of such transaction (calculated, in the case of income taxes, on a stand-alone basis), in each case to the extent, but only to the extent, that the amounts so deducted are paid or to be paid are properly attributable to such transaction or to the asset that is the subject thereof. Notwithstanding anything to the contrary herein, none of the following shall be deemed to constitute Asset Sale Proceeds:
     (x) the proceeds of the sale, lease, transfer or other disposition of all or a portion of the equity interests in or any assets or property relating to the Twin Oak facility or the Pedrick Town cogeneration facility and (y) the proceeds of the sale, lease, transfer or other disposition of assets, if such proceeds cannot be transferred to the Borrower by any means (whether by dividend, distribution or otherwise) without causing a covenant default under any agreement, instrument or certificate described on
     Schedule 1.01(B).

          "ASSIGNMENT AND ASSUMPTION" shall mean an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit B.

          "AVAILABILITY PERIOD" shall have the meaning given such term in
     Section 2.01.

          "AVAILABLE COMMITMENT" shall mean, for each Lender, the excess of such Lender's Commitment over the Loans made by such Lender. "AVAILABLE COMMITMENTS" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "BOARD OF DIRECTORS" shall mean the board of directors of the Borrower or any duly authorized committee thereof.

          "BORROWER" shall have the meaning given such term in the preamble hereto.

          "BORROWER INFORMATION" shall have the meaning given such term in
     Section 3.05(b).

          "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "BORROWING REQUEST" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A.

          "BUSINESS DAY" shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CGMI" shall mean Citigroup Global Markets Inc.

          "A CHANGE IN CONTROL" shall be deemed to have occurred if (i) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as amended, and the rules and regulations promulgated thereunder) shall acquire beneficial ownership of more than 30% of any outstanding class of Voting Shares of the Borrower unless such acquisition shall have been approved prior to the applicable Acquisition Date by a majority of Disinterested Directors of the Borrower or (ii) during any period of 12 consecutive months, a majority of the members of the Board of Directors cease to be composed of individuals (A) who were members of Board of Directors on the first day of such period, (B) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (C) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors.

          "CNAI" shall have the meaning given such term in the preamble hereto.

          "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "COMMISSION" shall mean the Public Utility Commission of the State of Texas.

          "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender in the amount set forth in Schedule 2.01 hereto to make Loans, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08 or modified from time to time pursuant to Section 8.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

          "CONSOLIDATED SENIOR DEBT" shall mean, for the Borrower, the Senior Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, excluding, however, up to $400,000,000 in the aggregate, at any time of determination, of Senior Debt of TXU Energy described in clause (iii) of the definition of "Senior Debt".

          "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean, for the Borrower, the sum (without duplication) of (i) total common stock or common members' interest plus (ii) preferred and preference stock or preferred members' interest not subject to mandatory redemption, each (in the case of clauses
     (i) and (ii)) determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of $3,000,000,000, plus (iv) Preferred Membership Interests; provided, however, that in computing Consolidated Shareholders' Equity at any time, the following should be added to the extent that the following decreased total common equity (1) any cash and non-cash charges, in an amount of up to $750,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (x) rulings by federal or state regulatory bodies having jurisdiction over the Borrower or its Consolidated Subsidiaries, (y) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities and (z) initiatives implemented pursuant to the Borrower's 4+4 performance improvement program, including, but not limited to, severance costs, plant or mine closings, asset dispositions, restructuring charges and transaction costs and (2) any losses incurred in connection with Preferred Membership Interest Repurchases.

          "CONSOLIDATED SUBSIDIARY" of any person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such person in such person's consolidated financial statements as of such date.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "DEFAULT" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

          "DISINTERESTED DIRECTOR" shall mean any member of the Board of Directors who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than the Borrower, any

     Subsidiary of the Borrower, TXU Electric Delivery Transition Bond Company, TXU Europe, any Subsidiary of TXU Europe or any pension, savings or other employee benefit plan for the benefit of employees of the Borrower, any Subsidiary of the Borrower, TXU Electric Delivery Transition Bond Company, TXU Europe and/or any Subsidiary of TXU Europe) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of the Borrower (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

          "DOLLARS" or "$" shall mean lawful money of the United States of America.

          "EBITDA" for any twelve-month period shall mean, without duplication,
     (i) consolidated net income available for common stock plus (ii) preference stock dividends plus (iii) extraordinary losses plus (or minus) (iv) loss or income from discontinued operations minus (v) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income plus (vi) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income minus (vii) amounts classified on the income statements of the Borrower as "other income" plus (viii) amounts classified on the income statements of the Borrower as "other deductions" plus (ix) depreciation and amortization plus (x) Interest Expense plus (xi) preferred dividends of Subsidiaries, distributions on trust preferred securities and distributions on preferred member interests plus (xii) charges for changes in accounting principles recorded in accordance with GAAP plus (xiii) non-cash writedowns, one-time book losses or other charges plus (xiv) any other writedowns, one-time book losses or other charges related to the restructuring of the Borrower and its Subsidiaries during the period April 1, 2004 to June 30, 2004, plus (xv) any charges or write-offs, including severance charges, relating to restructuring activities; provided, however, that in computing EBITDA for any twelve-month period, the following shall be added to the extent that the following decreased EBITDA: (A) any non-cash book losses or charges, (B) any cash charges, in an amount of up to $500,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (1) rulings by federal or state regulatory bodies having jurisdiction over the Borrower or its Consolidated Subsidiaries, (2) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities and (3) initiatives implemented pursuant to the Borrower's 4+4 performance improvement program, including, but not limited to, severance costs, plant or mine closings, asset dispositions, restructuring charges and transaction costs, and (C) losses or distributions incurred in connection with the Preferred Membership Interest Repurchases; all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "EQUITY-CREDIT PREFERRED SECURITIES" shall mean securities, however denominated, (i) issued by the Borrower or a Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Maturity Date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in
     Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in
     Section 414(m) or (o) of the Code of which the Borrower is a member.

          "ERISA EVENT" shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a nonexempt "prohibited transaction" as defined in Section 4975(c) of the Code or Section 406 of ERISA with respect to which the Borrower or any of its Subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower other than a liability to pay premiums or benefits when due.

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
     Article VI.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED ITEMS" shall mean (i) the effect of any regulatory disallowances in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (ii) any non-cash book losses relating to the sale or write-down of assets,
     (iii) one-time costs of up to $100,000,000 incurred in connection with the restructuring of certain Subsidiaries of the Borrower in connection with the 1999 Texas electric industry restructuring legislation (as described in the Borrower's filings with the SEC) and (iv) any write down of the regulated assets related to Qualified Transition Bonds.

          "FACILITY FEE" shall have the meaning assigned to such term in Section 2.04(a).

          "FACILITY FEE PERCENTAGE" shall mean, at any time, the percentage per annum set forth below in the column under the Applicable Rating Level of the Borrower. Any change in the Facility Fee Percentage shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating.

          =============================================================
          Applicable
          Rating Level           Level 1      Level 2     Level 3
          -------------------------------------------------------------
          Percentage Per Annum
          =============================================================
          Facility Fee           0.175%        0.200%      0.250%
          =============================================================


          "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

          "FEES" shall mean the Facility Fee, the Administrative Fees, and any other fees provided for in the Letter Agreements.

          "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

          "FIRST MORTGAGE" shall mean (i) the TXU Delivery Mortgage, (ii) any mortgage and deed of trust entered into by TXU Delivery in order to refund or replace, or in substitution for, the TXU Delivery Mortgage, and (iii) if and for so long as any first mortgage bonds are issued and outstanding under the TXU Delivery Mortgage, any other indenture or instrument of TXU Delivery pursuant to which TXU Delivery issues debt securities secured directly or indirectly by (A) the Lien created by the TXU Delivery Mortgage and/or (B) any property of TXU Delivery.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "INDEBTEDNESS" of any person shall mean (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such person (i) for borrowed money or evidenced by bonds, indentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services, (iii) as lessee under leases that are recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business),
     (v) in respect of Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a mortgage, lien, pledge, charge or other encumbrance on any asset of such person (with the Indebtedness of such person described in this clause (v) to be valued at the book value, net of accumulated depreciation, of such asset of such person securing such Indebtedness of others), (vi) all net payment obligations of such person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates and (vii) under direct or indirect guaranties in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through (vi) above; provided, however, that for all purposes, the following shall be excluded from the definition of "Indebtedness": (A) Qualified Transition Bonds (including interest rate swaps entered into by any Qualified Transition Bond Issuer in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer) and (B) any Indebtedness defeased by the Borrower or by any of its Subsidiaries.

          "INTEREST EXPENSE" for any twelve-month period shall mean the sum (without duplication) of (i) interest on mortgage bonds plus (ii) interest on other long-term debt plus (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt minus
     (iv) non-cash amortization expense recorded as interest expense minus (v) preferred dividends of Subsidiaries, distributions on trust preferred securities, distributions on preferred member interests, including dividends, interest, losses, charges, expenses or distributions in connection with Preferred Membership Interest Repurchases minus (vi) interest income generated by restricted cash investments, including any cash and investments pledged as collateral accounts, minus (vii) any charges, payments or write-offs resulting from the early retirement of debt relating to liability management activities, in each case to the extent included in the calculation of interest expense, all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis. "Interest Expense" shall not include interest or other payments in respect of Qualified Transition Bonds (including interest rate swaps entered into by any Qualified Transition Bond Issuer in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer), all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan, had successive Interest Periods of three months' duration been applicable to such Loan, and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

          "INTEREST PERIOD" shall mean (i) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect, and
     (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Maturity Date, and (C) the date such Borrowing is repaid or prepaid in accordance with Section 2.05 or
     Section 2.09; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "LENDERS" shall have the meaning given such term in the preamble hereto.

          "LETTER AGREEMENTS" shall mean (i) the Engagement Letter, dated October 24, 2004, between CGMI and the Borrower, (ii) the Commitment Letter, dated October 24, 2004, among CNAI, CGMI and the Borrower and (iii) the Fee Letter, dated October 24, 2004, CNAI, CGMI and the Borrower, each as amended, modified or supplemented from time to time.

          "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by CNAI from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank, N.A. in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN" shall mean a loan made pursuant to Section 2.03, whether made as a Eurodollar Loan or as an ABR Loan.

          "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

          "MATERIAL ADVERSE CHANGE" shall mean, a materially adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, that makes the Borrower unable to perform any of its obligations under this Agreement or that impairs the rights of, or benefits available to, the Lenders under this Agreement.

          "MATURITY DATE" shall mean the earlier to occur of 364 days after the date hereof and the date of termination or reduction in whole of the Commitments pursuant to Section 2.08 or Article VI.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

          "OPERATING AGREEMENT" shall mean the Operating Agreement, dated April 28, 1978, as amended by the Modification of Operating Agreement, dated April 20, 1979, among TXU Mining and TXU Holdings and TXU Energy, TXU Energy Retail Company LP and TXU Generation Company LP (pursuant to the Assumption Agreement, dated December 31, 2001, by and among TXU Holdings, TXU Energy, TXU Energy Retail Company LP and TXU Generation Company LP), and as it may be amended from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ENCUMBRANCES" shall mean, as to any person at any date, any of the following:

          (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and that do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics' or materialmen's Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

          (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

          (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

          (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

          (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

          (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

          (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

          (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

          (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity of such person, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

          (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

          (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

          "PERSON" shall mean any natural person, corporation, statutory trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "PLAN" shall mean any employee pension benefit plan described under
     Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate.

          "PREFERRED MEMBERSHIP INTEREST REPURCHASE" shall mean the repurchase by the Borrower, directly or indirectly, of all or a portion of the Preferred Membership Interests.

          "PREFERRED MEMBERSHIP INTERESTS" shall mean the $750,000,000 aggregate liquidation preference amount of exchangeable preferred membership interests in TXU Energy.

          "PRIME RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

          "QUALIFIED TRANSITION BONDS" shall mean securities, however denominated, that are (i) issued by a Qualified Transition Bond Issuer,
     (ii) secured by or otherwise payable from transition charges authorized pursuant to a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, and (iii) non-recourse to the Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

          "QUALIFIED TRANSITION BOND ISSUER" shall mean each of (i) TXU Electric Delivery Transition Bond Company, (ii) TXU Delivery and (iii) a subsidiary of the Borrower formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above.

          "REGISTER" shall have the meaning given such term in Section 8.04(d).

          "REPORTABLE EVENT" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments representing in excess of 50% of the Total Commitment or,
         (i) for purposes of acceleration pursuant to clause (ii) of the first subsection of Article VI, or (ii) if the Total Commitment has been terminated, Lenders holding in excess of 50% of the aggregate principal amount of outstanding Loans.

          "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SENIOR DEBT" of any person shall mean (without duplication) (i) all Indebtedness of such person described in clauses (i) through (iii) of the definition of "Indebtedness", (ii) all Indebtedness of such person described in clause (iv) of the definition of "Indebtedness" in respect of unreimbursed drawings under letters of credit described in such clause
     (iv), and (iii) all direct or indirect guaranties of such person in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) and (ii) above; provided, however, that in calculating "Senior Debt" of the Borrower, (A) the aggregate amount of Preferred Membership Interests outstanding shall be excluded and (B) any amount of Equity Credit-Preferred Securities not included in the definition of "Consolidated Shareholders Equity" shall be included.

          "SIGNIFICANT DISPOSITION" shall mean a sale, lease, disposition or other transfer by the Borrower, or any Subsidiary of the Borrower, during any 12-month period after the date hereof, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by the Borrower or any Subsidiary during such period, 10% or more of the assets of the Borrower and its Subsidiaries taken as a whole, excluding any such sale, lease, disposition or other transfer to a Wholly Owned Subsidiary of the Borrower; provided, however, that none of the following shall be deemed to be a Significant Disposition:
     (i) a sale, lease, transfer or other disposition of any equity interests in or any assets or property by the Borrower or any Subsidiary of the Borrower in Qualified Transition Bond Issuers, the Subsidiaries of Qualified Transition Bond Issuers, TXU International Holdings Limited or the Subsidiaries of TXU International Holdings Limited, (ii) a sale by TXU Energy, in an initial public offering, of up to 20% of the equity interests in any Subsidiary comprising generating assets of TXU Energy, (iii) a sale, lease, disposition or other transfer by TXU Energy of up to 50% of the common stock, common members' interests or partnership interests in TXU Generation Company LP (provided that it shall be a condition precedent to any such sale, lease, disposition or other transfer that, immediately thereafter, the Borrower shall be in pro forma compliance with Sections
     5.11 and 5.12), (iv) a sale, lease, disposition or other transfer by TXU Energy of interests in the Comanche Peak nuclear power generation plant, to the extent that the consideration for such sale, lease, disposition or other transfer is non-cash, (v) a sale, lease, disposition or other transfer of assets in connection with outsourcing arrangements in connection with Capgemini TXU Energy L.P. and (vi) a sale, lease, disposition or other transfer of assets in connection with the formation or operation of an energy marketing and trading vehicle in which TXU Energy owns an interest, or will own an interest, upon the formation of such energy marketing and trading vehicle.

          "SIGNIFICANT SUBSIDIARY" shall mean, at any time, any Subsidiary of the Borrower that as of such time has total assets in excess of 10% of the total assets of the Borrower and its Consolidated Subsidiaries.

          "SOLVENT" shall mean, with respect to any person as of a particular date, that on such date such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SUBSIDIARY" shall mean, with respect to any person (the "PARENT"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that Qualified Transition Bond Issuers, the Subsidiaries of Qualified Transition Bond Issuers, TXU International Holdings Limited and the Subsidiaries of TXU International Holdings Limited shall not be deemed to be Subsidiaries of the Borrower.

          "SUBSTANTIAL" shall mean an amount in excess of 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

          "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time. The amount of the Total Commitment on the date hereof is $2,300,000,000.

          "TXU DELIVERY" shall mean TXU Electric Delivery Company, a Texas corporation.

          "TXU DELIVERY MORTGAGE" shall mean the Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric Company to Irving Trust Company (now The Bank of New York), Trustee, as amended and supplemented from time to time and as assumed by TXU Delivery.

          "TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY" shall mean TXU Electric Delivery Transition Bond Company, a Delaware limited liability company, and its successors.

          "TXU ENERGY" shall mean TXU Energy Company LLC, a Delaware limited liability company, and its successors.

          "TXU EUROPE" shall mean TXU Europe Limited, a private limited company incorporated under the laws of England and Wales.

          "TXU HOLDINGS" shall mean TXU US Holdings Company, a Texas corporation.

          "TXU MINING" shall mean TXU Mining Company LP, a Texas limited partnership, and its successors.

          "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate and the Alternate Base Rate.

          "VOTING SHARES" shall mean, as to shares or other equity interests of a particular corporation or other type of person, outstanding shares of stock or other equity interests of any class of such corporation or other person entitled to vote in the election of directors or other comparable managers of such person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

          "WHOLLY OWNED SUBSIDIARY" of any person shall mean any Consolidated Subsidiary of such person all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by such person.

          "WITHDRAWAL LIABILITY" shall mean liability of the Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in
     Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05(a).

                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.01. COMMITMENTS.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, in no more than five Borrowings, at any time on or prior to the 30th day after the date hereof (the "AVAILABILITY PERIOD"), up to the amount of such Lender's Available Commitment, subject, however, to the conditions that (i) at no time shall Loans outstanding exceed the Total Commitment, (ii) at no time shall any Lender's outstanding Loans exceed the amount of such Lender's Commitment, and (iii) at no time shall the outstanding Loans available to the Borrower exceed the Total Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay Loans pursuant to
Section 2.09 on and after the date hereof and prior to the Maturity Date subject to the terms, conditions and limitations set forth herein, provided, however, that once any amount is repaid or prepaid in accordance with Section 2.09 (and excluding deemed repayments and prepayments under Section 2.02(d)), such amount may not be reborrowed by the Borrower.

     SECTION 2.02. LOANS.

     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments).

     (b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

     (c) Subject to subsection (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than noon, New York City time, and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata in accordance with Section 2.12. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such

Borrowing in accordance with this subsection (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section
2.05 or 2.09, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to subsection (c) above.

     SECTION 2.03. BORROWING PROCEDURE.

     In order to request a Borrowing, the Borrower shall hand deliver or send via facsimile to the Agent a duly completed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing, and (iii) in the case of the initial Borrowing, not later than 9:00 a.m., New York City time, on the day of such Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (B) the date of such Borrowing (which shall be a Business Day) and the amount thereof, (C) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date, and (D) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be deemed an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. FEES.

     (a) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 2004) and on each date on which the Commitments shall be terminated or reduced as provided herein, a facility fee (a "FACILITY FEE") at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the Commitment of such Lender (without regard to usage) during the preceding quarter (or other period commencing on the date of this Agreement or ending on the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the date of termination of such Lender's Commitment, as provided herein.

     (b) The Borrower agrees to pay the Agent the fees from time to time payable to it in its capacity as Agent pursuant to the Letter Agreements (the "ADMINISTRATIVE FEES").

     (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.05. REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS.

     (a) The outstanding principal balance of each (i) Eurodollar Loan shall be due and payable on the last day of the Interest Period applicable thereto and on the Maturity Date and (ii) ABR Loan shall be due and payable on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Upon the request of any Lender that becomes a party hereto after the date hereof pursuant to a syndication by any Lender that is a party hereto on the date hereof, the Borrower shall provide to such Lender a promissory note, payable to the order of such Lender, evidencing the Commitment of such Lender. The date and amount of each Loan made by such Lender and of each repayment of principal thereof received by such Lender shall be recorded by such Lender on its records, or, at its option, on the schedule attached to such promissory note. The failure to record any such amount on such schedule shall not limit or otherwise affect the obligations of the Borrower hereunder or under such promissory note to repay the principal amount of the Loans together with all interest accruing thereon.

     (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the outstanding Loans in accordance with their terms.

     SECTION 2.06. INTEREST ON LOANS.

     (a) The Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect for Eurodollar Borrowings.

     (b) The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect for ABR Borrowings.

     (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error, provided that the Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.07. ALTERNATE RATE OF INTEREST.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give facsimile notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Agent shall notify the Borrower of such notice and until the Required Lenders shall have advised the Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Agent, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS.

     (a) The Commitments shall automatically terminate on the Maturity Date.

     (b) On the last day of the Availability Period, after giving effect to all Borrowings and repayments thereof made on such date and all other reductions in the Total Commitment on such date, the Total Commitment shall automatically and permanently reduce to an amount equal to the aggregate principal amount of all Loans then outstanding.

     (c) On each day following the last day of the Availability Period on which the Total Commitment shall exceed the aggregate principal amount of Loans outstanding, the Total Commitment shall automatically and permanently reduce by an amount equal to such excess.

     (d) On each date on which Loans would be required to be repaid pursuant to
Section 2.09(b) (without regard to the amount of the Loans outstanding and available to be repaid), the Total Commitment will automatically and permanently reduce by an amount equal to the amount so repaid.

     (e) Upon at least two Business Days' prior irrevocable written notice to the Agent, the Borrower may, without penalty or premium, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than (1) the aggregate amount of outstanding Loans on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.09) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0. The Agent shall advise the Lenders of any notice given pursuant to this subsection (e) and of each Lender's portion of any such termination or reduction of the Total Commitment.

     (f) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.09. PREPAYMENT.

     (a) Optional. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving facsimile notice (or telephone notice promptly confirmed by facsimile) to the Agent: (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein.

     (b) Mandatory.

         (i) The Borrower shall repay Loans in an amount equal to (A) any proceeds received by the Borrower or any of its Subsidiaries from the issuance of securities, (B) any Asset Sale Proceeds and (C) the aggregate principal amount available to be drawn by the Borrower or any of its Subsidiaries under any bank financing or other financing (including, without limitation, any synthetic letter of credit facility) entered into and made available to the Borrower or any of its Subsidiaries after the date hereof. Notwithstanding the foregoing, proceeds of the following shall be excluded from any mandatory prepayment required by this paragraph (i):
     (1) the issuance of securities by any of the Borrower's Subsidiaries to the Borrower or to any other of the Borrower's Subsidiaries; (2) any borrowings or drawings under any bank financing or other financing entered into to refinance Indebtedness (including drawn and undrawn amounts under financing facilities in effect on the date hereof) of the Borrower or any of its Subsidiaries outstanding on the date hereof and, in any event, in an aggregate principal amount not to exceed the aggregate principal amount of, and with a maturity not any earlier than the maturity of, such Indebtedness; (3) the proposed TXU Energy $500,000,000 bridge loan, revolving credit and letter of credit facility with Wachovia Bank, National Association; (4) any Indebtedness under the TXU system money pool; (5) any equity infusion (cash or non-cash) from the Borrower to any of its Subsidiaries; (6) any debt obligation by any of the Borrower's Subsidiaries to the Borrower or any debt obligation from any of the Borrower's Subsidiaries to the Borrower; (7) any debt obligation of one of the Borrower's Subsidiaries to another of the Borrower's Subsidiaries; and (8) pollution control revenue bonds, employee benefit plans, direct stock purchase and dividend reinvestment plans and settlement of equity units.

         (ii) On any date on which the amount of outstanding Loans exceeds the Total Commitment, the Borrower shall repay Loans in an amount equal to such excess.

     (c) All prepayments under this Section 2.09 shall be subject to Section
8.05 but otherwise without premium or penalty. All prepayments under this
Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.10. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender (as the case may be) or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Loan (other than an ABR Loan) made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any outstanding Loans (other than an ABR Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.10(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid to such Lender by the Borrower. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders, will be entitled to make claims under this subsection (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section 2.10; provided, however, that failure by such Lender to give such notice shall not constitute a waiver of such Lender's right to demand compensation hereunder.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.10 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under subsection
(c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender be disadvantageous to such Lender.

     SECTION 2.11. CHANGE IN LEGALITY.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.11, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

     SECTION 2.12. PRO RATA TREATMENT.

     Except as required under Sections 2.11 and 2.16, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Total Commitment and each refinancing or conversion of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.13. SHARING OF SETOFFS.

     Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation.

     SECTION 2.14. PAYMENTS.

     (a) The Borrower shall make each payment (including principal of or interest on any outstanding Loans or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent at its offices at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, in immediately available funds as instructed from time to time by the Agent. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Agent or any Lender.

     (b) Whenever any payment (including principal of or interest on any outstanding Loans or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.15. TAXES.

     (a) Any and all payments of principal and interest on any of the outstanding Loans, or of any Fees or indemnity or expense reimbursements by the Borrower hereunder ("BORROWER PAYMENTS") shall be made, in accordance with
Section 2.14, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding (i) income taxes imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section 2.15) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Letter Agreements ("OTHER TAXES").

     (c) The Borrower shall indemnify each Lender (or Transferee thereof) and the Agent for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender or the Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor.

     (d) If any Lender (or Transferee) or the Agent shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.15, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such United States Governmental Authority for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund to such United States Governmental Authority.

     (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant United States Governmental Authority, the Borrower will deliver to the Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of the principal of and interest on all outstanding Loans hereunder.

     (g) Each of the Agent and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER" or "NON-U.S. AGENT", as applicable) shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.15(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.15(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to subsection (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a

Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause
(i) shall not apply to the extent the indemnity payment or additional amounts any Transferee or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of subsection (g) above and (i) below.

     (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender (or Transferee) be otherwise disadvantageous to such Lender (or Transferee).

     (j) Nothing contained in this Section 2.15 shall require any Lender (or Transferee) or the Agent to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

     SECTION 2.16. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

     In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.10 or 2.11, or the Borrower shall be required to make additional payments to any Lender under Section 2.15, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agent and the Borrower (which approval shall not be unreasonably withheld or delayed) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and the Borrower shall pay the processing and recordation fee due pursuant to Section 8.04.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each Lender as follows:

     SECTION 3.01. ORGANIZATION; POWERS.

     The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to request and receive Borrowings hereunder.

     SECTION 3.02. AUTHORIZATION.

     The execution, delivery and performance by the Borrower of this Agreement and the making of the Loans hereunder (i) have been duly authorized by all requisite corporate action of the Borrower and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) to which the Borrower is subject, or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

     SECTION 3.03. ENFORCEABILITY.

     This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04. GOVERNMENTAL APPROVALS.

     No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect,
(ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of the Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

     SECTION 3.05. FINANCIAL STATEMENTS.

     (a) Each of (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's Annual Report on Form 10-K for such fiscal year, and (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2004 and the related consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Borrower's report on Form 10-Q for such fiscal quarter, copies of which have been made available to each of the Lenders, present fairly (subject, in the case of such balance sheet and statements of income and cash flows set forth in such Quarterly Report on Form 10-Q, to year-end adjustments), in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods ending on such dates in conformity with GAAP.

     (b) Except (i) as set forth in the financial statements or other reports of the type referred to in Section 5.03 and that have been made available to the Lenders on or prior to the date hereof (collectively, the "BORROWER INFORMATION"), and (ii) with respect to the Excluded Items, since June 30, 2004, there has been no Material Adverse Change, other than as a result of the matters excluded from the computation of Consolidated Shareholder's Equity as set forth in the definition thereof .

     SECTION 3.06. LITIGATION.

     Except as set forth in the Borrower Information, there is no action, suit or arbitral or governmental proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could result in a Material Adverse Change.

     SECTION 3.07. FEDERAL RESERVE REGULATIONS.

     (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used by the Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     (c) Not more than 25% of the value of the assets of the Borrower subject to the restrictions of Sections 5.10 and 5.11 is represented by Margin Stock.

     SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) The Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution and delivery by the Borrower of this Agreement and the performance of its obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 3.09. NO MATERIAL MISSTATEMENTS.

     No report, financial statement or other written information furnished by or on behalf of the Borrower to the Agent or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     SECTION 3.10. TAXES.

     The Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns that to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

     SECTION 3.11. EMPLOYEE BENEFIT PLANS.

     With respect to each Plan, the Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

     SECTION 3.12. SIGNIFICANT SUBSIDIARIES.

     Each of the Borrower's Significant Subsidiaries is a corporation, limited liability company or other type of person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation (as the case may be) and has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted. Each of the Borrower's Significant Subsidiaries has all material governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted.

     SECTION 3.13. ENVIRONMENTAL MATTERS.

     Except as set forth in or contemplated by the Borrower Information, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, neither the Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

     SECTION 3.14. SOLVENCY.

     The Borrower is Solvent.

                                   ARTICLE IV
                                   CONDITIONS

     The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. INITIAL LOANS.

     The Commitment of each Lender to make its initial Loan on or after the date hereof is subject to the conditions that on or prior to the date of such Loan:

     (a) The Agent shall have received favorable written legal opinions of (i)
(A) David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company, and (B) Thelen Reid & Priest LLP, counsel to the Borrower, and (ii) King & Spalding LLP, special New York counsel to the Agent, in each case dated the date hereof, addressed to the Agent and the Lenders and in form and substance satisfactory to the Agent.

     (b) The Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the State of Texas, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors authorizing the execution and delivery by the Borrower of this Agreement, the Loans to be made hereunder and the performance by the Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
(ii) above; and (iv) a certificate of a Responsible Officer of the Borrower, dated the date of this Agreement, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof,
(B) the representations and warranties set forth in Article III hereof are true and correct in all material respects on and as of the date hereof, and (C) no Event of Default or Default has occurred and is continuing on the date hereof.

     (c) The Agent shall have received such other approvals, opinions, certificates, instruments and documents as the Agent, or any of the Lenders may have reasonably requested, in form satisfactory to the Agent and the requesting Lender.

     (d) The Agent shall have received all documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)).

     (e) The Lenders, the Agent and the Lead Arranger named in the Letter Agreements shall have received payment of all fees and reimbursements of all expenses for which invoices have been presented as and when due on or prior to the date of the initial Loan pursuant to the terms of this Agreement or the Letter Agreements.

     SECTION 4.02. CONDITIONS FOR ALL LOANS.

     The Commitment of each Lender to make each Loan hereunder shall be subject to the satisfaction of the following conditions precedent on the date of such
Loan:

     (a) The Agent shall have received from the Borrower a notice requesting such Loan as required by Section 2.03.

     (b) The representations and warranties of the Borrower set forth in Article III hereof (except, in the case of any Loan that does not increase the aggregate principal amount of the Loans outstanding to the Borrower, the representations set forth in Sections 3.05(b), 3.06, 3.11 and 3.13 and except, in the case of any Loan that is to be used to repay commercial paper of the Borrower, the representation set forth in Section 3.05(b)) shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Loan, no Default or Event of Default shall have occurred and be continuing at the time of such Loan or would result from the making of such Loan.

     (d) The Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the matters set forth in paragraphs (b) and (c) of this Section 4.02 are true and correct as of such date.

     Each Loan shall be deemed to constitute a representation and warranty by the Borrower on the date of such Loan as to the matters specified in paragraphs
(b) and (c) of this Section 4.02.

                                    ARTICLE V
                                    COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

     SECTION 5.01. EXISTENCE.

     It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

     SECTION 5.02. COMPLIANCE WITH LAWS; BUSINESS AND PROPERTIES.

     It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.03. FINANCIAL STATEMENTS, REPORTS, ETC.

     It will furnish to the Agent for each Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

     (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a balance sheet of TXU Delivery, TXU Energy and TXU Holdings and related statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to subsection (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower and (ii) a certificate of a Financial Officer of the Borrower (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants that reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to subsection (c) above;

     (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

     (i) promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in subsection (a) of this Section 5.03, the Borrower shall make available a copy of the consolidating workpapers used by the Borrower in preparing such consolidated statements to and each Lender that shall have requested such consolidating workpapers. Each Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that no Lender may disclose such consolidating workpapers to any other person pursuant to clause (iv) of Section 8.15.

     SECTION 5.04. INSURANCE.

     It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

     SECTION 5.05. TAXES, ETC.

     It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

     SECTION 5.06. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.

     It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

     SECTION 5.07. ERISA.

     It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

     SECTION 5.08. USE OF PROCEEDS.

     It may use the proceeds of Loans for the purchase of common stock of the Borrower and may use the proceeds of Loans in an amount of up to $1,000,000,000 for working capital and other general corporate purposes, including the making of advances to Subsidiaries of the Borrower and the refinancing of short-term borrowings used for working capital and other general corporate purposes.

     SECTION 5.09. CONSOLIDATIONS, MERGERS, SALES AND ACQUISITIONS OF ASSETS AND INVESTMENTS IN SUBSIDIARIES.

     (a) It will not, and will not permit any of its Significant Subsidiaries to, consolidate or merge with or into any person unless (i) the surviving person is the Borrower or another person formed under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of the Borrower hereunder and (ii) in the case of any such transaction involving any such Significant Subsidiary, the survivor is the Borrower, such Significant Subsidiary or a Wholly Owned Subsidiary of the Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of the Borrower).

     (b) It will not, and will not permit any of its Significant Subsidiaries to, make a Significant Disposition to any person unless (i) such Significant Disposition is made to the Borrower, a Wholly Owned Subsidiary of the Borrower or a person that, as a result of such transaction, becomes a Wholly Owned Subsidiary of the Borrower or (ii) the proceeds of such Significant Disposition are reinvested in the business of the Borrower and its Subsidiaries or are used to reduce the Indebtedness of the Borrower and its Subsidiaries.

     Notwithstanding anything to the contrary contained in this Section 5.09,
(i) the Borrower will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such transaction,
(ii) neither the Borrower nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them and other businesses reasonably related thereto, (iii) neither the Borrower nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, the Borrower would not be in compliance with the covenants set forth in Sections 5.11 and 5.12 and (iv) nothing in this Section 5.09 shall prohibit any sales of assets permitted by Section 5.10(d).

     SECTION 5.10. LIMITATIONS ON LIENS.

     (a) It will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary now or hereafter owned by the Borrower, to secure any Indebtedness (as defined in this Section 5.10) without concurrently making effective provision whereby the Commitments and the outstanding Loans shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, this restriction shall not apply to nor prevent the creation or existence of:

          (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock created at the time of the acquisition of such capital stock by the Borrower or within 270 days after such time to secure all or a portion of the purchase price for such capital stock;

          (ii) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Borrower (whether or not the obligations secured thereby are assumed by the Borrower);

          (iii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance permitted by paragraph (i) or (ii) above on capital stock of any Subsidiary theretofore subject thereto (or substantially the same capital stock) or any portion thereof; or

          (iv) any judgment, levy, execution, attachment or other similar lien upon such capital stock arising in connection with court proceedings, provided that:

               (A) the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; or

               (B) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

               (C) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired.

     For purposes of this Section 5.10, "Indebtedness" means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Borrower for the repayment of money borrowed. All indebtedness for money borrowed secured by a lien upon property owned by the

Borrower and upon which indebtedness for money borrowed the Borrower customarily pays interest, although the Borrower has not assumed or become liable for the payment of such indebtedness for money borrowed, shall for purposes of this
Section 5.10 be deemed to be Indebtedness of the Borrower. All indebtedness of others for money borrowed that is guaranteed as to payment of principal by the Borrower or in effect guaranteed by the Borrower through a contingent agreement to purchase such indebtedness for money borrowed shall for purposes of this
Section 5.10 be deemed to be Indebtedness of the Borrower, but no other contingent obligation of the Borrower in respect of indebtedness for money borrowed or other obligations incurred by others shall for purposes of this
Section 5.10 be deemed to be Indebtedness of the Borrower.

     In case the Borrower shall propose to pledge, mortgage, hypothecate or grant a security interest in any capital stock of any Subsidiary owned by the Borrower to secure any Indebtedness, other than as permitted by subsection
(a)(i) or (a)(ii) of this Section 5.10, the Borrower will prior thereto give written notice thereof to the Agent, and the Borrower will prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, effectively secure (for so long as such other Indebtedness shall be so secured), in form satisfactory to the Lenders, all the Commitments and the outstanding Loans equally and ratably with such Indebtedness and with any other indebtedness for money borrowed similarly entitled to be equally and ratably secured.

     (b) The provisions of subsection (a) of this Section 5.10 shall not apply in the event that the Borrower shall pledge, mortgage, hypothecate or grant a security interest in or other lien upon any capital stock of any Subsidiary now or hereafter owned by the Borrower to secure any Indebtedness that would otherwise be subject to the foregoing restriction up to an aggregate amount that, together with all other Indebtedness (other than mortgages, pledges, security interests, liens or encumbrances permitted by subsection (a) of this
Section 5.10) which would otherwise be subject to the foregoing restriction, does not at the time exceed 5% of Consolidated Capitalization (as defined in subsection (c) below).

     (c) For purposes of this Section 5.10:

          (i) The term "Consolidated Capitalization" means the sum obtained by adding (A) Total Consolidated Shareholders' Equity (as defined in subsection (c)(ii) below), (B) Consolidated Indebtedness (as defined in subsection (c)(iv) below) for money borrowed (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (C) any preference or preferred stock of the Borrower or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.

          (ii) The term "Total Consolidated Shareholders' Equity" means the total Assets (as defined in subsection (c)(iii) below) of the Borrower and its Consolidated Subsidiaries less all liabilities of the Borrower and its Consolidated Subsidiaries. As used in this definition, "liabilities" means all obligations that would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation, (A) indebtedness secured by property of the Borrower or any of its Consolidated Subsidiaries whether or not the

     Borrower or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Borrower or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Borrower or such Consolidated Subsidiary on such balance sheet, (B) deferred liabilities, (C) indebtedness of the Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Borrower or such Consolidated Subsidiary. As used in this definition, "liabilities" includes preference or preferred stock of the Borrower or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

          (iii) The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.

          (iv) The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

     SECTION 5.11. EBITDA TO INTEREST EXPENSE RATIO.

     It will not, as of the end of each quarter of each fiscal year of the Borrower, permit the ratio of EBITDA to Interest Expense for the twelve months then ended to be less than 2.00 to 1.00.

     SECTION 5.12. CONSOLIDATED SENIOR DEBT TO EBITDA RATIO.

     It will not, as of the end of each quarter of each fiscal year of the Borrower, permit the ratio of Consolidated Senior Debt to EBITDA for the twelve months then ended to be greater than 6.25 to 1.00.

     SECTION 5.13. RESTRICTIVE AGREEMENTS.

     The Borrower will not permit TXU Energy or TXU Delivery (the "SUBJECT SUBSIDIARIES") to enter into any agreement restricting the ability of any Subject Subsidiary to make payments, directly or indirectly, to its shareholders by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other agreement or arrangement that restricts the ability of any Subject Subsidiary to make any payment, directly or indirectly, to its shareholders, other than pursuant to the terms of preferred stock or Equity-Credit Preferred Securities issued by any Subject Subsidiary or any of their respective Subsidiaries, if the effect of such agreement is to subject any Subject Subsidiary or any of their respective Subsidiaries to restrictions on such payments greater than those to which such Subsidiary was subject on the date hereof. All such agreements to which any Subject Subsidiary is a party as of the date hereof are listed in Schedule 5.13 hereto.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "EVENT OF DEFAULT"):

     (a) any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or the Loans made hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made by the Borrower in the payment of any principal of any outstanding Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made by the Borrower in the payment of any interest on any outstanding Loans or any Fee or any other amount (other than an amount referred to in subsection (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

     (d) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12;

     (e) default shall be made by the Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in paragraphs (b), (c), (d) or (e)(i) above) or in the Letter Agreements and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent at the request of any Lender to the Borrower;

     (f) (i) the Borrower shall no longer own, directly or indirectly, 80% of the outstanding common stock or common members' interest in TXU Energy or TXU Delivery, or (ii) TXU Energy shall no longer own, directly or indirectly, (A) 50% of the common stock, common members' interest or partnership interests in TXU Energy Retail Company LP or (B) 50% of the common stock, common members' interest or partnership interests in TXU Generation Company LP;

     (g) the Borrower, TXU Energy or TXU Delivery shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary or (iii) the winding up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any action for the purpose of effecting any of the foregoing;

     (j) A Change in Control shall occur;

     (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, TXU Energy or TXU Delivery and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, TXU Energy or TXU Delivery (as the case may be) to enforce any such judgment or order;

     (l) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take one or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to request and receive Loans; and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsection (h) or (i) above with respect to the Borrower, the right of the Borrower to request and receive Loans shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                   ARTICLE VII
                                    THE AGENT

     (a) In order to expedite the transactions contemplated by this Agreement, CNAI is hereby appointed to act as Agent on behalf of the Lenders. Each Lender hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders and all payments of principal of and interest on the outstanding Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender, its proper share of each payment so received; (ii) to give notice on behalf of each Lender to the Borrower of any Event of Default of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

     (b) Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent may deem and treat the Lender that makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     (c) The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     (d) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     (e) The Lenders may remove the Agent upon 30 days' prior notice by so notifying the Borrower and, in such event, the Lenders shall appoint a successor Agent acceptable to the Borrower. Either the Required Lenders or the Borrower may remove any Agent if (i) such Agent is adjudged bankrupt or insolvent or (ii) a receiver or other public officer takes charge of such Agent or its property. If no successor Agent shall have been appointed by the Lenders and shall have accepted such appointment within 30 days after delivery by the Lenders of the notice required by the first sentence of this subsection (e), the Required Lenders or the Borrower may petition any court of competent jurisdiction for the appointment of a successor Agent. After the Agent's removal hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     (f) With respect to the Loans made by it hereunder, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Agent.

     (g) Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its percentage of outstanding Loans) of any expenses incurred for the benefit of the Lenders, in its role as Agent, including fees and expenses of counsel and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Agent of expenses or other amounts referred to in this subsection shall be conclusive and binding for all purposes.

     (h) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

     (i) Neither CGMI, by virtue of its designation as "Sole Lead Arranger and Bookrunner", nor Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wachovia Capital Markets, LLC, by their designation as "Co-Syndication Agents" on the cover page of this Agreement, shall have any duties, liabilities, obligations or responsibilities under this Agreement other than, if applicable, as a Lender hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01. NOTICES.

     (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile, as follows:

          (i) if to the Borrower, c/o TXU Business Services Company, 1717 Main Street, 15th Floor, Bank One Center, Dallas, TX 75201, Attention: Treasurer (Facsimile No. 214-875-8311);

          (ii) if to CNAI, as Agent, to Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, (facsimile:
     212-994-0961,);

          (iii) if to a Lender, to it at its address (or facsimile number) set forth in the Register or in the Assignment and Assumption pursuant to which such Lender became a party hereto; and

          (iv) as to each party hereto, at such other address as shall be designated by such party in a written notice to each other party hereto.

     (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail to such party as provided in this

Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01. Electronic forms of communication not otherwise described herein require the consent of the Borrower and the Agent.

     SECTION 8.02. SURVIVAL OF AGREEMENT.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as there are any outstanding Loans or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

     SECTION 8.03. BINDING EFFECT.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof (via facsimile or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 8.04. SUCCESSORS AND ASSIGNS.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and its outstanding Loans); provided, however, that
(i) except in the case of an assignment to a Lender or an Affiliate of such Lender, an assignment to a Federal Reserve Bank or an assignment made at any time an Event of Default shall have occurred and be continuing, the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) and shall be in an amount that is an integral multiple of $5,000,000 (or the entire remaining amount of such Lender's Commitment ), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Assumption (such Assignment and Assumption to be manually executed and delivered together with a processing and recordation fee of $3,500) and (iv) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the agent an Administrative Questionnaire and applicable tax form(s). Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Assumption (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.10, 2.15 and 8.05 as well as to any Fees accrued for its account hereunder and not yet paid)).

     (c) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the outstanding Loans of, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire and, if necessary, applicable tax form(s) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the written consent of the Agent to such assignment, and the processing and recordation fee referred to in subsection (b) above and, if required, the written consent of the Borrower and the Agent to such assignment, the Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection (e).

     (f) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10, 2.15 and 8.06 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the outstanding Loans, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the outstanding Loans or (z) extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

     (h) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.10) by the Borrower without such consent shall be void.

     (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     SECTION 8.05. EXPENSES; INDEMNITY.

     (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel, unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agent or any Lender in connection with the enforcement of their rights in connection with this Agreement (including in respect of workouts and restructurings) or in connection with the Loans made hereunder, including the reasonable fees and disbursements of one counsel (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) for the Agent or, in the case of enforcement following an Event of Default, the Lenders.

     (b) The Borrower agrees to indemnify each Lender against any loss, calculated in accordance with the next sentence, or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of the Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03,
(ii) any payment, prepayment or conversion of a Eurodollar Loan of the Borrower, or assignment of a Eurodollar Loan of the Borrower required by any other provision of this Agreement or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any outstanding Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (iv) the occurrence of any Event of Default relating to the Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

     (c) The Borrower agrees to indemnify the Agent, each Lender, each of their respective Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of one counsel for all Indemnitees (unless in the good faith opinion of such Indemnitee, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel), incurred by or asserted against any Indemnitee arising out of the Borrower's acts or omissions in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee. Notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) result from any litigation brought by such Indemnitee against the Borrower or by the Borrower against such Indemnitee, in which a final, non-appealable judgment has been rendered against such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 8.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

     (d) The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans outstanding, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 8.06 shall be payable on written demand therefor.

     (e) A certificate of any Lender or the Agent setting forth any amount or amounts that such Lender or such Agent is entitled to receive pursuant to subsection (b) of this Section 8.05 and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 8.06. RIGHT OF SETOFF.

     If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender, shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section

8.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 8.07. APPLICABLE LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.08. WAIVERS; AMENDMENT.

     (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or date for the payment of any Facility Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender or decrease the Facility Fee payable to any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.12, 2.13 or Section 8.04(h), the provisions of this
Section 8.08 or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 8.08, and any consent by any Lender or the Agent pursuant to this Section 8.08 shall bind any assignee of its rights and interests hereunder.

     SECTION 8.09. ENTIRE AGREEMENT.

     This Agreement (including the schedules and exhibits hereto) and the Letter Agreements represent the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement and the Letter Agreements. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.10. SEVERABILITY.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.11. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.02.

     SECTION 8.12. HEADINGS.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.13. INTEREST RATE LIMITATION.

     (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the outstanding Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to subsection (a) of this Section 8.13 and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.06, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) of this Section 8.13.

     SECTION 8.14. JURISDICTION; VENUE.

     (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.15. CONFIDENTIALITY.

     Each Lender shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender (directly or through the Agent) by the Borrower hereunder or in connection with the negotiation hereof; provided that such Lender may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender (as the case may be),
(iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender sells or proposes to sell an assignment or a participation in its outstanding Loans hereunder, if such other person agrees for the benefit of the Borrower to comply with the provisions of this Section 8.15 and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender independently of any disclosure by the Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement, the amounts, maturities and interest rates of its outstanding Loans, and any Fees to which it is entitled, to any purchaser or potential purchaser of such Lender's interest in any Loans outstanding. Notwithstanding any other provision in this Agreement, the Agent hereby confirms that the Borrower and the Borrower's representatives shall not be limited from disclosing the US tax treatment or the US tax structure of the transactions contemplated by this Agreement.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    TXU CORP.



                                    By /s/ Anthony R. Horton
                                       -----------------------------------------
                                       Anthony R. Horton
                                       Senior Vice President and Treasurer



                                    CITICORP NORTH AMERICA, INC.,
                                    as Agent and as Lender



                                    By /s/ Anita J. Brickell
                                       -----------------------------------------
                                       Name:  Anita J. Brickell
                                       Title: Vice President



                 [Signature Page to TXU Corp. Credit Agreement]

                                    MERRILL LYNCH CAPITAL CORP.,
                                    as Lender



                                    By /s/ Sheila McGillicuddy
                                       -----------------------------------------
                                       Name:   Sheila McGillicuddy
                                       Title:  Vice President





                 [Signature Page to TXU Corp. Credit Agreement]

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Lender



                                    By /s/ Michael J. Kolosowsky
                                       -----------------------------------------
                                       Name:   Michael J. Kolosowsky
                                       Title:  Director




                 [Signature Page to TXU Corp. Credit Agreement]

                                                                       EXHIBIT A
                                                       FORM OF BORROWING REQUEST


                                BORROWING REQUEST

                                     [Date]


Citicorp North America, Inc.,
  as Agent for the lenders referred to below, [Address] Attention:
Facsimile No.:


Ladies and Gentlemen:

     The undersigned, TXU Corp. (the "BORROWER"), refers to the Credit Agreement, dated as of November 4, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, the lenders party thereto (the "LENDERS") and Citicorp North America, Inc., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

         (A)      Date of Borrowing (which is a Business Day)   ________________
         (B)      Principal amount of Borrowing1                ________________
         (C)      Interest rate basis2                          ________________
         (D)      Interest Period and the last day thereof3     ________________
         (E)      Borrower Account No. and Location             ________________




--------
1 Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

2   Eurodollar Loan or ABR Loan.

3 Which shall be subject to the definition of "INTEREST PERIOD" and end not later than the Maturity Date.

     Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                                    Very truly yours,

                                    TXU CORP.




                                    By_________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT B
                                               FORM OF ASSIGNMENT AND ASSUMPTION


                            ASSIGNMENT AND ASSUMPTION

                                     [Date]

     This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [insert name of Assignor] (the "ASSIGNOR") and [insert the name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"). The Standard Terms and Condition set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligation of the Assignor under the respective facilities identified below and
(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:  ________________________________________________

2.   Assignee:  ________________________________________________
                [and is an Affiliate/Approved Fund of [identify Lender]1]

3.   Borrower:  ________________________________________________

4.   Agent:     ________________________________________, as the  administrative agent under the Credit Agreement


-------------
1    Select as applicable.

5.   Credit Agreement   The $2,300,000,000 Credit Agreement dated as of
                        November 4, 2004 among TXU Corp., as borrower, the lenders party thereto, and Citicorp North America, Inc., as administrative agent for the Lenders.

6.   Assigned Interest:


-------------------------------- ---------------------------- ---------------------------------
      Aggregate Amount of                 Amount of              Percentage Assigned of
   Commitment/Loans for all           Commitment/Loans              Commitment/Loans2
            Lenders                       Assigned
-------------------------------- ---------------------------- ---------------------------------
$                                $                                                  %
-------------------------------- ---------------------------- ---------------------------------
$                                $                                                  %
-------------------------------- ---------------------------- ---------------------------------
$                                $                                                  %
-------------------------------- ---------------------------- ---------------------------------
$                                $                                                  %
-------------------------------- ---------------------------- ---------------------------------


------------

2    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.




     Effective Date: __________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]





----------------
3    Describe Credit Agreement at option of Administrative Agent.

     The terms set forth in this Assignment and Assumption are hereby agreed to:


                                    ASSIGNOR:
                                    [NAME OF ASSIGNOR]


                                    By:_____________________________
                                       Title:



                                    ASSIGNEE:
                                    [NAME OF ASSIGNEE]


                                    By:_____________________________
                                       Title:



Consented to and Accepted:

[NAME OF AGENT], as
  Agent


By:_____________________________
     Title:



By:_____________________________
     Title:

                                                                         ANNEX 1


                                 [               ]3

                        STANDARD TERM AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned interest, (ii) the Assigned interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other document related thereto, (ii) the execution, legality, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under the Credit Agreement.

         1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and
(b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which




---------------
3    Describe Credit Agreement at option of Administrative Agent.

have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                       EXHIBIT C
                                            FORM OF ADMINISTRATIVE QUESTIONNAIRE

                           Administrative Details Form
                    TXU Corp. $2,300,000,000 Credit Agreement


                               GENERAL INFORMATION

YOUR INSTITUTION'S LEGAL NAME:
________________________________________________________________________________


TAX WITHHOLDING:
NOTE: TO AVOID THE POTENTIAL OF HAVING INTEREST INCOME WITHHELD, ALL INVESTORS MUST DELIVER 2 ORIGINAL AND CURRENT TAX FORMS TO:
TAX ADMINISTRATOR, GLOBAL LOANS SUPPORT SERVICES, CITIGROUP-DELAWARE, 2 PENN'S WAY, 1ST FLOOR, NEW CASTLE, DE 19720

TAX ID #:
____________________________________


SUB-ALLOCATION: (United States only)
Note: If your institution is sub-allocating its allocation, please fill out the information below. Additionally, an administrative detail form is required for each legal entity. Execution copies (e.g. Credit Agreement/Assignment Agreement) will be sent for signature to the Sub-Allocation Contact below.

Sub-Allocated Amount:                             $____________________________
Signing Credit Agreement?                         [_]Yes       [_]No
Coming In Via Assignment?                         [_]Yes       [_]No

________________________________________________________________________________
SUB-ALLOCATION CONTACT:
________________________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________

                                  CONTACT LIST
________________________________________________________________________________
BUSINESS/CREDIT MATTERS: (Responsible for trading and credit approval process of the deal)
________________________________________________________________________________
     Primary:
     _____________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________
     Backup:
     _____________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________



Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@citigroup.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

________________________________________________________________________________
ADMIN/OPERATIONS MATTERS: (Responsible for interest, fee, principal payment, borrowing & pay-downs)
________________________________________________________________________________

     Primary:
     _____________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________
     Backup:
     _____________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________

________________________________________________________________________________
CLOSING CONTACT: (Responsible for Deal Closing matters)
________________________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________

________________________________________________________________________________
DISCLOSURE CONTACT: (Receives disclosure materials, such as financial reports, via our web site)
________________________________________________________________________________
                                                    NAME:
     _____________________________________________________________________
     Address:                   _________________________E-mail:  ________
                                _________________________
     City:                      __________State: ________Phone #: ________
     Postal Code:                         Country:       Fax #:
     _____________________________________________________________________


                               WIRING INSTRUCTIONS
________________________________________________________________________________
YOUR WIRING INSTRUCTIONS FOR THIS DEAL:
________________________________________________________________________________
                                      CORRESPONDENT BANK:
     _____________________________________________________________________
     City:                      __________State: ________Account Name:  __
     Postal Code:                     _____________      Account#:      __
                                                         BENEFICIARY ACCT.
     Payment Type:                                       NAME (FFC):    __
     [_]Fed                       [_}ABA    [_]CHIPS     BENEFCIARY ACCT.#:__
     _____________________________________________________________________
     ABA/CHIPS #:
     ___________________________________________________________________________


Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@citigroup.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

                                             REFERENCE:  _________________
                                             Attention:  _________________

================================================================================
                        ADMINISTRATIVE AGENT INFORMATION
================================================================================


                                                           AGENT          WIRING
     BANK LOANS SYNDICATION - AGENT CONTACT                    INSTRUCTIONS

                   Name:       Tara Wooster
                   Telephone:  302-894-6054                Citibank, NA
                   Fax:        212-994-0961                ABA #: 021-00-0089
                                                           Acct Name: Agency
                   Address:    2 Penn's Way                Medium Term Finance
                               Suite 200                   Acct #: 36852248
                               New Castle, De 19720

INITIAL FUNDING STANDARDS: LIBOR - Fund 2 days after rates are set.






Admin Details can be submitted online, via Citigroup's Global Loans Web Site. Send an e-mail to oploanswebadmin@citigroup.com with your contact information and the deal name to request a user ID/password to submit/modify Admin Details online.

                                                                SCHEDULE 1.01(A)

                              REQUIRED PREPAYMENTS

                                      None.

                                                                SCHEDULE 1.01(B)

                               RELEVANT AGREEMENTS

TXU Electric Delivery Company
-----------------------------

1.   Indenture and Deed of Trust dated as of May 1, 2002

     (a) Officer's Certificate for $700,000,000 of 6.375% Senior Secured Notes due 2012 and $500,000,000 of 7.000% Senior Secured Notes due 2032 Due May 1, 2012 Due May 1, 2032

     Each Supplemental Officer's Certificate from time to time entered into, but only to the extent that such Supplemental Officer's Certificate provides for covenants that are the same as, or less restrictive than, the Indenture and Officer's Certificates described above in this item 1(a).

     (b) Officer's Certificate for $500,000,000 of 6.375% Senior Secured Notes due 2015 and $350,000,000 of 7.250% Senior Secured Notes due 2033 Due January 15, 2015 Due January 15, 2033

     Each Supplemental Officer's Certificate from time to time entered into, but only to the extent that such Supplemental Officer's Certificate provides for covenants that are the same as, or less restrictive than, the Indenture and Officer's Certificates described above in this item 1(b).

2. Indenture (For Unsecured Debt Securities) Dated as of August 1, 2002

     Officer's Certificate for $200,000,000 of 5% Debentures due 2007 and $800,000,000 of 7% Debentures due 2022
     Due September 1, 2007
     Due September 1, 2022

     Each Supplemental Officer's Certificate from time to time entered into, but only to the extent that such Supplemental Officer's Certificate provides for covenants that are the same as, or less restrictive than, the Indenture and Officer's Certificates described above in this item 2.

3. Mortgage and Deed of Trust, dated as of December 1, 1983, with The Bank of New York, as Trustee

     Each Supplemental Indenture from time to time entered into, but only to the extent that such Supplemental Indenture provides for covenants that are the same as, or less restrictive than, the Mortgage and Deed of Trust described above in this item 3.

TXU Energy Company LLC
----------------------

1.   Indenture (for Unsecured Debt Securities) dated as of March 1, 2003

     Officer's Certificate for $250,000,000 6.125% Senior Notes due 2008 Due March 15, 2008

     Officer's Certificate for $1,000,000,000 7.000% Senior Notes due 2013 Due March 15, 2013

     Officer's Certificate for $800,000,000 Floating Rate Senior Notes due 2006 Due January 17, 2006

     Each Supplemental Officer's Certificate from time to time entered into, but only to the extent that such Supplemental Officer's Certificate provides for covenants that are the same as, or less restrictive than, the Indenture and Officer's Certificates described above in this item 1.






                                   1.01(B)-2

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

--------------------------------------------------------------------------------
                NAME OF LENDER                           COMMITMENT
--------------------------------------------------------------------------------
Citicorp North America, Inc.                           $1,700,000,000
--------------------------------------------------------------------------------
Merrill Lynch Capital Corp.                              $300,000,000
--------------------------------------------------------------------------------
Wachovia Bank, National Association                      $300,000,000
--------------------------------------------------------------------------------
TOTAL                                                  $2,300,000,000
--------------------------------------------------------------------------------


                                                                   SCHEDULE 5.13

                             RESTRICTIVE AGREEMENTS

The Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric Company to Irving Trust Company (now The Bank of New York), Trustee, as amended and supplemented from time to time and as assumed by TXU Delivery.